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                                                                 EXHIBIT 3.1(ii)

                       W.R. CARPENTER NORTH AMERICA, INC.

                            (A Delaware Corporation)


                                     BY-LAWS


                                    ARTICLE I

                    NAME OF CORPORATION, SITUATION OF OFFICES
                               AND CORPORATE SEAL

         Section 1.01. Name: The name of the Corporation is W. R. CARPENTER NORTH AMERICA, INC.

         Section 1.02. Principal Office: The principal office of the Corporation shall be located in the City of Dover, County of Kent, State of Delaware. The Corporation, in addition to its principal office, may establish and maintain such other offices and places of business as the Board of Directors may, from time to time, determine.

         Section 1.03. Seal: The corporate seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the years of its incorporation, and the words "Corporate Seal, Delaware". The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer or Director of the Corporation shall have authority to affix the corporate seal of the Corporation to any document requiring the same.


                                   ARTICLE II

                                  STOCKHOLDERS

         Section 2.01. Annual Meetings: The annual stockholders' meeting for the election of Directors and the transaction of other proper business notice of which was given in the notice of meeting shall be held at a date to be fixed by resolution of the Board of Directors, but not later than six (6) months subsequent to June 30 of each year. Such time of meeting may be changed by amending these By-Laws.

         Section 2.02. Special Meetings: Special meetings of the stockholders may be called at any time by the Chairman of the Board, the President or by any Vice President, or by a majority of the Board of Directors.

         Section 2.03. Place of Meeting: All stockholders' meetings shall be held at 229 South State Street, Dover, Delaware, except that the Board of Directors may in its sole


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discretion fix a different place of meeting, within or without the State of
Delaware, which shall be specified in each notice or waiver of notice of the meeting.

         Section 2.04. Notice of Meetings: The Secretary or an Assistant Secretary shall cause notice of the place, date and hour, and, in the case of a special meeting, the purpose or purposes of each stockholders' meeting to be mailed, not less than 10 nor more than 50 days before the date of the meeting, to each stockholder entitled to vote at such meeting, at his address as it appears on the records of the Corporation at the time of such mailing. Notice of any stockholders' meeting need not be given to any stockholder who shall sign a written waiver of such notice whether before or after the time of such meeting, or to any stockholder who shall attend such meeting in person or by proxy otherwise than for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or to any stockholder with whom communication is at the time unlawful. Unless the adjournment is for more than 30 days or a new record date is fixed, notice of adjournment of a stockholders' meeting to another time or place need not be given if such time and place are announced at such meeting.

         Section 2.05. Voting - In General: At every stockholder's meeting each stockholder of all classes shall be entitled to one vote for each share of stock of the Corporation validly issued and outstanding and held by such stockholder, except that no shares held by the Corporation shall be entitled to a vote. Except as otherwise specifically provided by these By-Laws, all matters shall be decided by a vote of the majority of the votes validly cast. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting.

         Section 2.06. Stockholders Entitled to Vote: If, pursuant to Section
2.17 hereof, a record date has been fixed for the determination of stockholders entitled to notice of or to vote at any stockholders' meeting, each stockholder of the Corporation shall be entitled to vote, in person or by proxy, each share of stock standing in his name on the books of the Corporation on such record date. If no record date has been fixed, then each stockholder shall be entitled to vote stock standing in his name on the books of the Corporation at the close of business on the date next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

         Section 2.07. Voting - Proxies: The right to vote by proxy shall exist only if the instrument authorizing such proxy to act shall have been executed in writing by the stockholder himself or by his attorney thereunto duly authorized in writing.


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No proxy shall be voted on after three years from its date unless it provides for a longer period.

         Section 2.08. Quorum: The presence at any stockholders' meeting, in person or by proxy, of the record holders of shares aggregating a majority of the total number of shares entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum for the transaction of business.

         Section 2.09. Absence of Quorum: In the absence of a quorum, a majority in interest of the stockholders entitled to vote at the meeting and present thereat in person or by proxy, or if no stockholder entitled to vote is present thereat in person or by proxy, any officer present thereat entitled to preside or act as Secretary of such meeting, may adjourn the meeting sine die or from time to time. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.

         Section 2.10. List of Stockholders: It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock ledger to prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. For said 10 days such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, at the place where said meeting is to be held or, if so specified in the notice of meeting, at any other place within the city where the meeting is to be held. Such list shall be produced and kept at the time and place of meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such meeting.

         Section 2.11. Certificates Representing Stock: Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of, the corporation by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation certifying the number of shares owned by him in the corporation. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.


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         Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of the stock of any class or series shall be noted conspicuously on the certificate representing such shares.

         The corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

         Section 2.12 Fractional Share Interests: The corporation may, but shall not be required to, issue fractions of a share. If the corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

         Section 2.13. Stock Transfers: Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.


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         Section 2.14. Transfer of Capital Stock: The corporation shall be entitled to treat the holder of record of any share of stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the statutes of the State of Delaware; provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the corporation for transfer, both the transferor and the transferee request the corporation to do so.

         Section 2.15. Transfer Agents and Registrars: The Board of Directors may, from time to time, appoint or remove transfer agents and/or registrars of transfers of shares of stock of the corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.

         Section 2.16. Certificate of Stock: (a) The number of each certificate issued, the name of the person owning the shares represented thereby, the number and class of such shares and the date of issuance shall be entered upon the stock books of the corporation at the time of issuance.

         (b) Every certificate exchanged or otherwise returned to the corporation shall be marked "Cancelled" with the date of cancellation.

         Section 2.17. Fixing of Record Date or Closing of Transfer Books: The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, provided that such record date shall not be a date more than 60 nor less than 10 days before the date of such meeting of stockholders, nor more than 60 days prior to any other action. In such case only such stockholders as shall be stockholders of record on the record date so fixed shall be entitled to such notice of, and to vote at, such meeting or adjournment, or to give such consent, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, or to take such other actions, as the


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case may be, notwithstanding any transfer of any shares on the books of the corporation after any such record date.

         Section 2.18. Conduct of Stockholders' Meeting: Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

         Section 2.19. Inspectors: The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

         Section 2.20. Stockholder Action Without Meetings: Any action required by the General Corporation Law to be taken at annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


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         Section 2.21. Meaning of Certain Terms: As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding share of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outsourcing share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the certificate of incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the certificate of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the certificate of incorporation.


                                   ARTICLE III

                               BOARD OF DIRECTORS

         Section 3.01. Number and Term of Office: The Board of Directors shall consist of not less than two or more than ten Directors, which number may be increased or decreased by resolution of the Board of Directors or action of the stockholders, provided that the number of Directors shall not be reduced to less than two. Each Director (whenever elected) shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

         Section 3.02. Qualifications: A Director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware.

         Section 3.03. Election and Term: The first Board of Directors, unless the members thereof shall have been named in the certificate of incorporation, shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the corporation. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and


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qualified or until their earlier resignation or removal. In the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

         Section 3.04. Removal of Directors: At any stockholders' meeting called for that purpose, provided a quorum is present, any Director may be removed (either with or without cause) by the vote of the holders of a majority of the shares represented at the meeting, and at the same meeting a duly qualified person may be elected in his stead by a plurality of the votes validly cast.

         Section 3.05. Vacancies and Newly Created Directorships: If any vacancies shall occur in the Board of Directors by reason of resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies (if not previously filled by the stockholders pursuant to Section 3.03 hereof) or newly created Directorships may be filled by a majority of the Directors then in office, although less than a quorum, provided that immediately after filling such vacancy at least two-thirds of the Directors then holding office shall have been elected to such office by the stockholders of the corporation. In the event that at any time, other than the time preceding the first annual stockholders' meeting, less than a majority of the Directors of the corporation holding office at that time were so elected by the stockholders, a meeting of the stockholders shall be held promptly and in any event within 60 days for the purpose of electing Directors to fill any existing vacancies in the Board of Directors, unless otherwise filled pursuant to Section 3.03 above.

         Section 3.06.  General Powers:

         (a) The property, affairs and business of the corporation shall be managed by the Board of Directors, which may exercise all the powers of the corporation except those powers vested solely in the stockholders of the corporation by statute, by the Certificate of Incorporation, or by these By-Laws.

         (b) All acts done by any meeting of the Directors or by any person acting as a Director, so long as his successor shall not have been duly elected or appointed, shall notwithstanding that it be afterwards discovered that there was some defect in the election of the Directors or such person acting as aforesaid or that they or any of them were disqualified, be as valid as if the Directors or such other person, as the case may be, had been


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duly elected and were or was qualified to be Directors or a Director of the corporation.

         Section 3.07. Power to Issue and Sell Stock: The Board of Directors may from time to time issue and sell or cause to be issued and sold any of the corporation's authorized shares to such persons and for such consideration as the Board of Directors shall deem advisable, subject to the provisions of Article FOURTH of the Certificate of Incorporation.

         Section 3.08.  Power to Declare Dividends:

         (a) The Board of Directors, from time to time as they may deem advisable, may declare and pay dividends in cash, stock, or other property of the corporation, out of any source available for dividends, to the stockholders according to their respective rights and interests, all to the extent permitted by the General Corporation Law of the State of Delaware, or the certificate of incorporation.

         (b) The Board of Directors may at any time declare and distribute pro rata among the stockholders a "stock dividend" out of the corporation's authorized but unissued shares of stock, including any shares previously purchased by the corporation.

         Section 3.09. Annual and Regular Meetings: The annual meeting of the Board of Directors for choosing officers and transacting other proper business shall be held immediately after the annual stockholders' meeting at the place of such meeting. The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix their time and place (within or outside the State of Delaware). Notice of such annual and regular meetings need not be given, provided that notice of any change in the time or place of such meetings shall be sent promptly to each Director not present at the meeting at which such change was made in the manner provided for notice of special meetings.

         Section 3.10. Special Meetings: Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President (or, in the absence or disability of the President, by any Vice-President), the Treasurer, or two or more Directors, at the time and place (within or outside the State of Delaware) specified in the respective notices or waivers of notice of such meetings.

         Section 3.11. Notice: Notice of special meetings, stating the time and place, shall be mailed to each Director at his residence or regular place of business at least five days before the day on which a special meeting is to be held or caused to be delivered to him personally or to be transmitted to him by telegraph, cable or wireless at least two days before the meeting.


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         Section 3.12 Waiver of Notice: No notice of any meeting need to be given to any Director who attends that meeting in person or to any Director who waives notice of that meeting in writing, whether before or after the time of the meeting, or to any Director with whom communication is unlawful. No notice need be given of any adjourned meeting.

         Section 3.13. Quorum: At all meetings of the Board of Directors the presence of two of the number of Directors then in office shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Directors present may adjourn the meeting, from time to time, until a quorum shall be present.

         Section 3.14. Compensation: Each Director may receive such remuneration for his services as shall be fixed from time to time by resolution of the Board of Directors.

         Section 3.15. Action Without a Meeting: Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if written consents thereto are signed by all members of the Board and such written consents are filed with the minutes of proceedings of the Board.

         Section 3.16. Advisory Boards: By resolution adopted by a majority of the whole Board of Directors, the Board of Directors may designate one or more advisory boards, each consisting of persons designated by the Board of Directors who may but need not be directors of the corporation, each member of any such board to hold office during the pleasure of the Board of Directors, and shall present such reports and recommendations to the Board of Directors, all as shall be determined by the Board of Directors.


                                   ARTICLE IV

                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES

         Section 4.01. How Constituted: By resolution adopted by a majority of the whole Board of Directors, the Board may designate one or more committees, including an Executive Committee, each consisting of at least one Director. Each member of a committee shall hold office during the pleasure of the Board. One of the members of the Executive Committee shall be the President of the corporation.

         Section 4.02. Powers of the Executive Committee: Unless otherwise provided by resolution of the Board of Directors, when the Board of Directors is not in session the Executive Committee shall have and may exercise all powers of the Board of Directors in the management of the business and affairs of the corporation that may lawfully be exercised by an Executive Committee,


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including the power to declare a dividend or to authorize the issuance of stock.

         Section 4.03. Other Committees: To the extent provided by resolution of the Board, other committees shall have and may exercise any of the powers that may lawfully be granted to the Executive Committee.

         Section 4.04. Proceedings, Quorum and Manner of Acting: In the absence of appropriate resolution of the Board of Directors, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable, provided that the quorum shall not be less than one Director.


                                   ARTICLE IV

                                    OFFICERS

         Section 5.01. General: The officers of the corporation shall be Chairman of the Board, Board of Directors, a President, one or more Vice Presidents, a Secretary, and a Treasurer, and may include one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.11 hereof. The Board of Directors may elect a Chairman of the Board.

         Section 5.02. Election, Term of Office, Qualifications and General
Authorization: The officers of the corporation (except those appointed pursuant to Section 5.11 hereof) shall be chosen by the Board of Directors at its first meeting or such subsequent meetings as shall be held prior to its first annual meeting, and thereafter annually at its annual meeting. If any officers are not chosen at an annual meeting, such officers may be chosen at any subsequent regular or special meeting of the Board. Except as provided in Sections 5.03, 5.04, and 5.05 hereof, each officer chosen by the Board of Directors shall hold office until the next annual meeting of the Board of Directors and until his successor shall have been chosen and qualified. Any person may hold one or more offices of the corporation except the offices of President and Secretary. The Chairman of the Board and the President shall be chosen from among the Directors of the corporation and may hold such offices only so long as they continue to be Directors. No other officer need be a Director.

         All officers of the corporation shall have such authority and perform such duties in the management and operation of the corporation as shall be prescribed in the resolutions of the Board of Directors designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office


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except to the extent that such resolutions may be inconsistent therewith. The
Secretary or an Assistant Secretary of the corporation shall record all of the proceedings of all meetings and actions in writing of stockholders, directors, and committees of directors, and shall exercise such additional authority and perform such additional duties as the Board shall assign to him. Any officer may be removed, with or without cause, by the Board of Directors. Any vacancy in any office may be filled by the Board of Directors.

         Section 5.03. Resignation: Any officer may resign his office at any time by delivering a written resignation to the Board of Directors, the President, the Secretary, or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

         Section 5.04. Removal: Any officer may be removed from office, either with or without cause, by the vote of a majority of the Board of Directors given at any regular meeting called for such purpose. In addition, any officer or agent appointed in accordance with the provisions of Section 5.11 hereof may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Directors.

         Section 5.05. Vacancies and Newly Created Offices: If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the Board of Directors at any regular or special meeting or, in the case of any office created pursuant to Section 5.11 hereof, by any officer upon whom such power shall have been conferred by the Board of Directors.

         Section 5.06. Chairman of the Board: The Chairman of the Board, if there be such an officer, shall, if present, preside at all meetings of the Board of Directors and perform such other powers and duties as may be assigned to him from time to time by the Board of Directors.

         Section 5.07. President: Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the general manager and chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and other officers, employees and agents of the Corporation. He shall preside at all meetings of the stockholders. He shall be ex-officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or by these Bylaws. He shall have power


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to sign all stock certificates, contracts and other instruments of the
Corporation which are authorized by the Board of Directors.

         Section 5.08. Treasurer and Assistant Treasurer: The Treasurer shall be the principal financial and accounting officer of the corporation and shall have general charge of the finances of the corporation. Except as otherwise provided by the Board of Directors, he shall have general supervision of the funds and property of the corporation and of the performance by any custodian of its duties with respect thereto. He shall sign (unless an Assistant Treasurer or Secretary or Assistant Secretary shall have signed) all certificates of stock of the corporation authorized for issuance by the Board of Directors. He shall render to the Board of Directors, whenever directed by the Board, an account of the financial condition of the corporation and of all his transactions as Treasurer; and as soon as possible after the close of each financial year he shall make and submit to the Board of Directors a like report for such financial year. He shall perform all the acts incidental to the office of the Treasurer, subject to the control of the Board of Directors.

         Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign, and, in the absence of the Treasurer, he may perform all the duties of the Treasurer.

         Section 5.10. Secretary and Assistant Secretaries: The Secretary shall attend to the giving and serving of all notices of the corporation and shall record all proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose. He shall keep in safe custody the seal of the corporation, and shall have charge of the records of the corporation, including the stock books and such other books and papers as the Board of Directors may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any Director. He shall sign (unless the Treasurer, an Assistant Treasurer or an Assistant Secretary shall have signed) certificates representing stock of the corporation authorized for issuance by the Board of Directors. He shall perform such other duties as appertain to his office or as may be required by the Board of Directors.

         Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may assign, and, in the absence of the Secretary, he may perform all the duties of the Secretary.

         Section 5.11. Subordinate Officers: The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and


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
perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

         Section 5.12. Remuneration: The salaries or other compensation of the officers of the corporation shall be fixed from time to time by resolution of the Board of Directors, except that the Board of Directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agent appointed in accordance with the provisions of Section 5.11 hereof.


                                   ARTICLE VI

                 EXECUTION OF INSTRUMENTS, VOTING OF SECURITIES

         Section 6.01. General: Subject to the provisions of Section 6.02 hereof, all deeds, documents, transfers, contracts, agreements and other instruments requiring execution by the corporation shall be signed by the President or a Vice President and by the Treasurer or Secretary or an Assistant Treasurer or an Assistant Secretary, or as the Board of Directors may otherwise, from time to time, authorize. Any such authorization may be general or confined to specific instances.

         Section 6.02. Checks, Notes, Drafts, etc.: Except as otherwise authorized by the Board of Directors, all requisitions or orders for the payment of money or for the issue of checks and drafts therefor, all promissory notes, all assignments of securities standing in the name of the corporation, shall be signed in the name of the corporation by the President or a Vice President and by the Treasurer or an Assistant Treasurer.


                                   ARTICLE VII

                             FISCAL YEAR, ACCOUNTANT

         Section 7.01. Fiscal Year: The fiscal year of the corporation shall, unless otherwise ordered by the Board of Directors, be twelve calendar months beginning on the 1st day of July in each year and ending on the 30th day of the following June.

         Section 7.02.  Accountant:

         (a) The corporation shall employ an independent public accountant or firm of independent public accountants as its Accountant to examine the accounts of the corporation and to sign and certify financial statements filed by the corporation


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
and to sign and certify financial statements filed by the corporation. The Accountant's certificates and reports shall be addressed to both the Board of Directors and to the stockholders.

         (b) Any vacancy occurring between annual meetings, due to the death or resignation of the Accountant, may be filled by the Board of Directors.


                                  ARTICLE VIII

                                 OPERATING RULES

         Section 8.01.  General:  The Board of Directors or the
stockholders may adopt Operating Rules governing the operation of the corporation. Any such Operating Rules shall have the same force and effect as these By-Laws.


                                   ARTICLE IX

                                   AMENDMENTS

         Section 9.01. General: All By-Laws of the corporation, whether adopted by the Board of Directors or the stockholders, shall be subject to amendment, alteration or repeal, and new By-Laws may be made, by the affirmative vote of a majority of either:

         (a) The holders of record of the outstanding shares of stock of the corporation entitled to vote at any annual or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-Law; or

         (b)      The total authorized number of Directors.


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